Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-122658, 333-117520, 333-112487 and 333-106991) and S-8 (No. 333-116474, 333-110522, 333-106923, 333-88504, 333-81522 and 333-60640) of Napster, Inc. (formerly known as Roxio, Inc.) of our report dated June 8, 2004, except as to discontinued operations in Notes 9, 15 and 16, which are as of March 4, 2005 and Notes 18 and 19, which are as of May 11, 2005 relating to the financial statements, which appears in this Form 8-K/A (Amendment #1).

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

May 11, 2005